SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2011

PLASTINUM POLYMER TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported in (i) the Quarterly Report on Form 10-Q of Plastinum Polymer Technologies Corp. (the “Company”) for the period ended June 30, 2010 and (ii) the Company’s Current Report on Form 8-K filed on November 3, 2010, the Company received demands for redemption of a majority of the Company’s Series B-1 Convertible Preferred Stock ("Series B-1 Preferred Stock") in accordance with the terms of the Series B-1 Preferred Stock, which redemption the Company has not made due to a lack of cash on hand.  Further, the Company has not been able to make (i) required dividend payments due on the Series B-1 Preferred Stock and (ii) certain required principal and interest payments on an aggregate of $8,522,000 of its outstanding Convertible Promissory Notes (“Convertible Notes”).

Further, as of January 5, 2011, the Company did not have sufficient cash on hand to continue the business operations of PPT Holding, B.V., its Dutch subsidiary (“PPT”).

Due to its dire financial situation, on January 5, 2011, the Company entered into an Investment Agreement among the Company, Richard von Tscharner,  PPT, Robert van der Hoeven, Jacques Mot, the Company’s Chief Executive Officer, and certain other parties (the “Investment Agreement”), which closed on January 13, 2011.  Pursuant to the terms of the Investment Agreement, Mr. von Tscharner invested 2,500,000 Euros in PPT in return for which he received additional equity in PPT amounting to approximately 51% of the overall equity in PPT.

Further, pursuant to the terms of the Investment Agreement and as a condition thereto, (i) holders of in excess of 96% of the Company’s outstanding shares of Series B-1 Stock converted all of the shares of Series B-1 Stock they owned (an aggregate of 59,650 shares) plus an aggregate of $237,946.30 in accrued but unpaid dividends thereon, for a total aggregate value of $6,202,946.30, into 4,181,186.96 newly issued shares of the Company’s Series C Preferred Stock (“Series C Shares”) at a conversion price of $2.50 per Series C Share and (ii) holders of all of the Company’s outstanding Convertible Notes, in an aggregate principal amount of $8,722,000, converted all such Convertible Notes plus all accrued but unpaid interest thereon in the amount of $1,730,967.40, for a total aggregate value of $10,452,967.40, into an aggregate of 4,181,186.96 Series C Shares at a conversion price of $2.50 per Series C Share.

Each Series C Share will be automatically converted into shares of the Company’s Common Stock at $.025 per share, or 100 shares of Common Stock per Series C Share, at such time as there are a sufficient number of authorized shares of Common stock available to permit the conversion of all Series C Shares.  The Series C Shares have the same voting, dividend and distribution rights as the number of shares of Common Stock into which they are so convertible.  The Series C Shares have no other dividend rights and do not carry any redemption or similar rights.

As a further condition to the Closing under the Investment Agreement, PPT agreed to hire Mr. van der Hoeven (or an affiliate of his) as Chief Executive Officer of PPT and in connection therewith agreed to issue 15% of the equity in PPT to him or an affiliate of his.

In total, pursuant to the terms of the Investment Agreement and in connection with the conversions of Series B-1 Stock and Convertible Notes and issuances of equity in PPT, on January 13, 2011, (i) the Company issued an aggregate of 6,662,365.48 Series C Shares which are convertible into 666,236,548 shares of Common Stock, or in excess of 86% of the number of shares of the Company’s Common Stock outstanding after such issuances, and (ii) the Company’s ownership interest in PPT has been reduced to 28.4% from 84.1%.

As a further condition to the closing of the Investment Agreement, the Company has agreed, subject to compliance with all United States legal requirements, including stockholder approval, to distribute all of its assets (except its shares in PPT) and liabilities to the Company’s stockholders.  The Company intends to file an amendment to its previously filed Preliminary Proxy Statement in order to seek such stockholder approval as soon as practicable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Investment Agreement described under Item 1.01 above, on January 13, 2011, the Company issued an aggregate of 6,662,365.48 Series C Shares.  Each Series C Share will be automatically converted into shares of the Company’s Common Stock at $.025 per share, or 100 shares of Common Stock per Series C Share for an aggregate of 666,236,548 shares of Common Stock, at such time as there are a sufficient number of authorized shares of Common Stock available to permit the conversion of all such Series C Shares.  The Series C Shares have a liquidation preference of $2.50 per Series C Share.  The Series C Shares have the same voting, dividend and distribution rights as the number of shares of Common Stock into which they are so convertible.  The Series C Shares have no other dividend rights and do not carry any redemption or similar rights.  The Series C Shares were issued without registration under the Securities Act of 1933 in reliance on Regulation S thereunder.

A copy of the Certificate of Designation, Preferences and Rights of the Series C Shares is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

The Company previously disclosed that it was contemplating a reorganization which would result in the Company’s securities no longer being traded in the United States, but instead the Company’s business operations, which are controlled by PPT, being publicly traded under PPT on a European securities market and the Company security holders becoming PPT security holders (the “Reorganization”).  Pursuant to the terms of the Investment Agreement discussed under Item 1.01 of this Form 8-K, the Company’s intends to proceed, subject to receipt of stockholder approval, with a modified version of the Reorganization, such that (i) the Company will transfer all of its assets (other than its shares in PPT) and liabilities to PPT, (ii) the Company will distribute the shares in PPT which it owns to the holders of the Company’s outstanding shares of Common Stock and Preferred Stock in proportion to their fully-diluted ownership in the Company, and (iii) the shares of Common Stock of the Company will be deregistered under the federal securities laws.  The shares of PPT that the Company’s stockholders will receive in the modified Reorganization will not initially be publicly traded on a European securities market and there is currently no intent to register them for any such trading.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

3.1	Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: January 18, 2011	By:	/s/ Jacques Mot
Jacques Mot
President and Chief Executive Officer